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                                                                      Exhibit 2l

                      SUBSIDIARIES OF WOLVERINE TUBE, INC.

Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

Wolverine Tube (Canada) Inc.                       Canada
STPC Holding, Inc.                                 Delaware
Small Tube Manufacturing Corporation               Delaware
Wolverine Tube International Limited               Virgin Islands of the United States
TFI Holdings, Inc.                                 Delaware
TF Investors, Inc.                                 Delaware
Tube Forming, LP                                   Delaware
Wolverine Finance Company                          Tennessee
Wolverine Europe (EURL)                            France
Wolverine Asia, Ltd.                               Hong Kong
Wolverine China Investments LLC                    Delaware
Wolverine Tube (Shanghai) Co. Ltd.                 China